Exhibit 5.1

Legal Opinion

[Sutherland Asbill & Brennan LLP Letterhead]

January 19, 2007

United States Oil Fund, LP

     RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

We have acted as counsel to United States Oil Fund, LP, a Delaware limited partnership (“USOF”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 55,200,000 units representing limited partner interests in USOF (the “Units”).

As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Act”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents, as we deemed necessary or advisable for the purposes of this opinion.

In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by USOF.

To the extent we have deemed appropriate, we have relied upon statements of management directors of USOF as to certain factual matters.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	USOF has been duly formed and validly exists as a limited partnership under the Act.

2.
The Units, when issued and delivered on behalf of USOF against payment therefore as described in USOF’s Registration Statement on Form S-1 relating to the Units (the “Registration Statement”), will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sutherland Asbill & Brennan, LLP

Sutherland Asbill & Brennan, LLP